UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2010

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 252-2000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On December 21, 2010, the Board of Directors (the “Board”) of Mattel, Inc. (the “Company”) amended the Company’s bylaws, by adopting the Mattel, Inc. Amended and Restated Bylaws (the “Bylaws”), which are attached hereto as Exhibit 3.1. In addition to the amendments described below, the Bylaws include grammatical, conforming and other non-substantive changes.

With respect to stockholder meetings, the Company amended the Bylaws to allow the Board to fix one record date for determining stockholders entitled to notice of a meeting and a separate record date for determining stockholders entitled to vote at the meeting. The amended Bylaws set forth procedures and notice requirements for meetings where the notice record date differs from the voting record date.

The Company also revised the information that a stockholder must disclose if it intends to present business or nominate director(s) before a stockholder meeting. The required information includes, among other things, detailed information with respect to the stockholder’s interests in stock, contracts, derivative or synthetic instruments, and other arrangements. The Company may require a stockholder-proposed director nominee to furnish information relevant to determining whether such a nominee would be eligible to serve as a director of the Company. Any information that a stockholder provides to the Company in its notice must be updated and supplemented, if necessary, so that it is true and correct as of the record date for determining stockholders entitled to vote at the meeting and as of ten business days prior to the meeting.

The Company clarified that either a stockholder proponent or its representative must appear at a meeting to present such stockholder’s proposed business or director nomination(s). The Company also clarified that the Board may postpone, reschedule or cancel a stockholder meeting, upon public notice prior to the date previously scheduled for such meeting.

With respect to directors and officers of the Company, the Company revised the Bylaws to require a majority of directors in order to call a special meeting of the Board or to constitute a quorum at any meeting of the Board.

Additionally, the Company amended provisions of the Bylaws regarding indemnification rights of officers and directors. Specifically, the Company must indemnify its officers and directors for the full amount of expenses incurred in connection with any proceeding to which an officer or director is a party due to his or her service to or at the request of the Company. The Bylaws state that officers and directors have contract rights in indemnification and advancement of expenses, which rights vest at the commencement of the officer’s or director’s service to or at the request of the Company. Any subsequent amendments to the indemnification provisions of the Bylaws may not impair such rights with respect to an action or occurrence arising before the amendments were made.

The foregoing description of amendments to the Mattel, Inc. Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1**	Amended and Restated Bylaws of Mattel, Inc.

**	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/S/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Date: December 21, 2010

EXHIBIT INDEX

3.1**	Amended and Restated Bylaws of Mattel, Inc.

**	Filed herewith.